                                                       Exhibit 10.27



                                                    LEASE NO: 117500


                           CRESTWOOD CORPORATE CENTRE
                                 Richmond, B.C.




LEASE




Between -      BENTALL PROPERTIES LTD. and
               WESTMINSTER MANAGEMENT CORPORATION



                                               as Landlord





and -          BROOKS AUTOMATION (CANADA) CORP.



                                               as Tenant

                           CRESTWOOD CORPORATE CENTRE

                                 Richmond, B.C.


                                Table of Contents


Basic Terms: ............................................................      1

     .01 Area of Leased Premises., ......................................      1
     .02 Basic Rent .....................................................      1
     .03 Permitted Use ..................................................      1
     .04 Term ...........................................................      2

Article 1 - Demise and Term: ............................................      2

     1.01 Demise and Term ...............................................      2
     1.02 Surrender of Leased Premises ..................................      2

Article 2 - Rent: 2

     2.01 Basic Rent ....................................................      2
     2.02 Additional Rent ...............................................      2
     2.03 Adjustment of Additional Rent .................................      3
     2.04 Manner and Place of Payment ...................................      3
     2.05 Irregular Calculation of Basic Rent ...........................      3
     2.06 Disproportionate Allocation ...................................      3
     2.07 Net Lease Intent ..............................................      3

Article 3 - Construction and Fixturing of Leased Premises: ..............      4

     3.01 Landlords and Tenants Work ....................................      4
     3.03 Payment for Landlord's Work ...................................      4
     3.04 Acceptance of Leased Premises .................................      4

Article 4 - Conduct of Business: ........................................      5

     4.01 Use of Leased Premises ........................................      5
     4.02 Prohibited Uses ...............................................      5
     4.04 Signs and Advertising Displays ................................      5
     4.05 Nuisance and Annoyance ........................................      5
     4.06 Coin Operated Machines ........................................      6
     4.07 Loud Speakers and Other Advertising Apparatus .................      6
     4.08 Delivery of Supplies and Materials ............................      6
     4.09 Ordinances and Regulations ....................................      6
     4.10 Rules and Regulations .........................................      6

Article 5 - Repairs: ....................................................      6

     5.01 Tenant's Repairs ..............................................      6
     5.02 Perimeter Walls and Glass .....................................      7
     5.03 Landlord's Examination of Leased Premises .....................      7
     5.04 Landlord's Right to Repair ....................................      7
     5.05 Landlord's Right to Enter for Other Repairs ...................      7
     5.06 Landlord's Repairs ............................................      7
     5.07 Landlord's Obligation to Maintain .............................      8
     5.08 Damage and Destruction ........................................      8
     5.09 Qualifications ................................................      8
     5.10 Condition of Expiration .......................................      9

Article 6 - Common Areas and Common Facilities: .........................      9

     6.01 Tenant's Use of Parking Areas .................................      9
     6.02 Landlord's Right to Remove Vehicles ...........................      9
     6.03 Control of Common Areas and Common Facilities .................      9
     6.04 Merchandise on Common Area ....................................     10
     6.05 Customer Parking ..............................................     10

Article 7 - Assignment and Sub-letting: .................................     10

     7.01 Prohibitions ..................................................     10
     7.02 Control of Corporation ........................................     11
     7.03 Assignment by Landlord ........................................     11

Article 8 - Insurance: ..................................................     11

     8.01 Tenant to Insure ..............................................     11
     8.02 Not to Affect Landlord's Insurance ............................     11
     8.03 Landlord to Insure ............................................     11

Article 9 - Tenant Alterations: .........................................     12

     9.01 Painting, Decorating and Alterations ..........................     12
     9.02 Landlord's Property ...........................................     12
     9.03 Prohibitions ..................................................     12
     9.04 No Liens ......................................................     13

Article 10 - Public Utilities and Taxes: ................................     13

     10.01 Public Utilities, Business Tax and Machinery Tax .............     13
     10.02 Payment of Real Property Taxes by Landlord ...................     13
     10.03 Increase in Real Property Taxes Attributable to Tenant .......     13
     10.04 Goods and Services Tax .......................................     13

Article 11- Exclusion of Liability and Indemnity: .......................     14

     11.01 Exclusion of Liability .......................................     14
     11.03 Mutual Waiver of Subrogation and Indemnity ...................     15

Article 12 - Landlord's Rights and Remedies .............................     15

     12.01 Default ......................................................     15
     12.02 Consequences of Default ......................................     16
     12.03 Non-Waiver ...................................................     17
     12.04 Right of Landlord to Perform Tenant's Covenants ..............     17
     12.05 Time for Payment and Legal Costs .............................     17
     12.06 Remedies Cumulative ..........................................     17

Article 13 - Mortgages and Assignment by Landlord: ......................     17

     13.01 Sale or Financing of Development .............................     17
     13.02 Subordination and Acknowledgment .............................     18
     13.03 Offset Statement .............................................     18
     13.04 Registration .................................................     18

Article 14 - Overholding Tenant: ........................................     18

     14.01 No Tacit Renewal .............................................     18

Article 15 - Quiet Possession: ..........................................     19

     15.01 Quiet Possession .............................................     19

Article 16 - Legal Relationships: .......................................     19

     16.01 No Partnership ...............................................     19
     16.02 Joint and Several Liability ..................................     19
     16.03 Successors and Assigns .......................................     19

Article 17 - Notices: ...................................................     19

     17.01 Notices ......................................................     19

Article 18 - General: ...................................................     20

  18.01 Collateral Representations and Agreements .......................     20

     18.02 Management of Development ....................................     20
     18.03 Time of the Essence ..........................................     20
     18.04 Unavoidable Delays ...........................................     20
     18.05 Accord and Satisfaction ......................................     20
     18.06 Competition Act ..............................................     20
     18.07 Covenants ....................................................     21
     18.08 Consent or Approval of Landlord ..............................     21
     18.09 For Lease Signs ..............................................     21
     18.10 The Commercial Tenancy Act ...................................     21
     18.11 No Exclusivity ...............................................     21
     18.12 Schedules ....................................................     21
     18.13 Applicable Law ...............................................     21
     18.14 Headings .....................................................     21
     18.15 Tenant's Acceptance ..........................................     21
     18.16 Arbitration ..................................................     21
     18.17 Severability .................................................     21

Article 19 - Definitions: ...............................................     22

     19.01 Additional Rent ..............................................     22
     19.02 Area of Leased Premises ......................................     22
     19.03 Basic Rent ...................................................     22
     19.04 Basic Term ...................................................     22
     19.05 Building .....................................................     22
     19.06 Budding Operation and Maintenance Costs ......................     22
     19.07 Commencement Date ............................................     23
     19.08 Common Areas .................................................     23
     19.09 Common Facilities ............................................     23
     19.10 Development ..................................................     23
     19.11 Development Operation and Maintenance Costs ..................     23
     19.12 Force Majeure ................................................     24
     19.13 Gross Leasable Area ..........................................     24
     19.14 HVAC Costs ...................................................     24
     19.15 Landlord's Architect .........................................     24
     19.16 Landlord's Work ..............................................     24
     19.17 Lands ........................................................     24
     19.18 Lease ........................................................     24
     19.19 Lease Year ...................................................     24
     19.20 Leased Premises ..............................................     25
     19.21 Other Buildings ..............................................     25
     19.22 Permitted Use ................................................     25
     19.23 Prime Rate ...................................................     25
     19.24 Real Property Taxes ..........................................     25
     19.25 Rent .........................................................     25
     19.26 Tax Cost .....................................................     25
     19.27 Tenants Proportionate Share ..................................     25
     19.28 Tenants Work .................................................     25
     19.29 Term .........................................................     25
     19.30 Year of the Term .............................................     25

Article 20 - Special Provisions: ........................................     25

     20.01 Deposit ......................................................     25
     20.02 Pre-Authorized Payment Plan ..................................     25
     20.03 Rent Abatement ...............................................     26
     20.04 Signage ......................................................     26
     20.05 Right of Second Refusal ......................................     26
     20.06 Expansion Option .............................................     26
     20.07 Tenant Improvement Allowance .................................     27
     20.08 Extension of Term ............................................     27

SCHEDULES: ..............................................................     29

     Schedule A Plan of the Premises ....................................     29
     Schedule B Landlord's Work .........................................     32
     Schedule C Signage .................................................     34
     Schedule D Indemnity Agreement .....................................     35
     Schedule E Environmental Covenants .................................     38

THIS LEASE made the 21st day of August, 1996.

BETWEEN:


                  BENTALL PROPERTIES LTD.,
                  a body corporate, having its head office at Suite 3100, Three Bentall Centre, in the
                  City of Vancouver, in the Province of
                  British Columbia and

                  WESTMINSTER MANAGEMENT CORPORATION,
                  a body corporate, having a business office at Suite 600, 355 Burrard Street, in the City of Vancouver, in the Province of British Columbia

                  (collectively the "Landlord")

                                                  OF THE FIRST PART


AND:


                  BROOKS AUTOMATION (CANADA) CORP.,
                  a body corporate, having a business address of Main Floor, 13777 Commerce Parkway, Richmond,
                  British Columbia.

                  (the "Tenant")



                                                 OF THE SECOND PART



WHEREAS:


(A) by agreement dated July 5, 1996 (the "Agreement") the Landlord and the Tenant agreed to enter into a lease with respect to the Leased Premises; and



(B) the Landlord has represented to the Tenant that the Landlord is the registered owner of the Lands, subject however to such liens, charges and encumbrances as are registered against the title thereto as at the date hereof, and has constructed, or is in the process of constructing, improvements thereon, including the Building generally in accordance with the plans set forth in Schedule "A";


            NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the rents, covenants and agreements hereinafter reserved and contained, the parties agree to this Lease of the Leased Premises on the terms and conditions set forth herein:


                                   BASIC TERMS



 .01   Area of Leased Premises:      approximately 41,200 square feet.



 .02   Basic Rent:                   years 1 to 4: $576,800.00 per annum,
                                    $48,066.67 per month, based on an annual rate of $14.00 per square foot of the Area of Leased Premises; and

                                    years 5 and 6: $597,400.00 per annum,
                                    $49,783.33 per month, based on an annual rate of $14.50 per square foot of the Area of Leased Premises.



 .03   Permitted Use:                Approximately 85% of the Area of Leased
                                    Premises shall be used for commercial
                                    offices and approximately 15% of the Area of Leased Premises shall be used for light assembly. The Tenant shall be permitted to install and operate, subject to the Landlord's prior approval of design and location and further subject to such installation and operation conforming to all applicable codes and by-laws, the following:

                                    (a)   a wave solder machine requiring
                                          venting to the exterior of the
                                          Building;

                                    (b)   pressurized gas bottles, provided they
                                          are inert gases or air such as
                                          nitrogen or helium;

                                    (c)   a small cafeteria including steam
                                          tables, microwaves and oven; and

                                    (d)   a bike rack in the outdoor area.

 .04         Term:                   Six (6) years commencing on the Commencement
                                    Date and ending on October 31, 2002.


            The foregoing Basic Terms are agreed to by the Landlord and the Tenant and any reference in this Lease to any one of the same shall include the provisions set forth above with respect thereto and in addition any more specific definition or reference hereinafter provided.


                                    ARTICLE 1
                                 Demise and Term

1.01        Demise and Term

            The Landlord does hereby demise and lease unto the Tenant the Leased Premises to have and to hold for and during the Term. For so long as the Tenant duly and punctually pays the Rent, and performs and observes its covenants herein undertaken, the Tenant shall be entitled for the benefit of the Leased Premises to enjoy, upon the terms and conditions established or altered pursuant to this Lease, the use in common with others entitled thereto of the Common Areas and the Common Facilities.

1.02        Surrender of Leased Premises

            Upon the expiration or sooner termination of this Lease, the Tenant shall vacate and surrender to the Landlord the Leased Premises in accordance with the provisions of this Lease. Except to the extent as otherwise expressly agreed by the Landlord in writing, no leasehold improvements, trade fixtures, furniture or equipment shall be removed by the Tenant from the Leased Premises either during or at the expiration or sooner termination of the Term except that the Tenant:

            (a) may at the end of the Term, if it is not in default hereunder, remove its trade fixtures;

            (b) shall at the end of the Term remove such trade fixtures, furnishings, equipment and inventory as the Landlord shall require to be removed;

            (c) may, if it is not in default hereunder, remove its furnishings, equipment and inventory at the end of the Term, and also during the Term in the usual and normal course of its business where such furnishings or equipment have become excess for the Tenant's purposes or the Tenant is substituting therefor new furnishings and equipment.

            The Tenant shall, in the case of every removal either during or at the end of the Term, make good any damage caused to the Leased Premises and any leasehold improvements therein by the installation and removal.


                                    ARTICLE 2
                                      Rent

2.01        Basic Rent

            The Tenant shall pay to the Landlord for each and every Year of the Term, the Basic Rent specified in Basic Term .02, by equal monthly instalments, each in advance on the first day of each and every month during the Term, the first of such monthly instalments to be paid on the Commencement Date. If the Term commences on a day which is not the first day of a calendar month then the instalment of Basic Rent payable on the broken portion of a calendar month at the beginning of the Term shall be calculated at a rate per day of 1/365th of the annual Basic Rent.

2.02        Additional Rent

            The Tenant shall pay to the Landlord for each and every Lease Year or portion thereof, the Additional Rent for such Lease Year or portion thereof. The amount of Additional Rent which the Tenant is to pay in each Lease Year or portion thereof shall be estimated by the Landlord in advance and the Tenant shall pay to the Landlord such amount in equal monthly instalments in advance during such Lease Year or the portion thereof.

The amount of the estimated Additional Rent may be adjusted, from time to time, during a Lease Year by the Landlord giving notice to the Tenant, in which event the remaining payments to be made by the Tenant as aforesaid in such Lease Year shall be adjusted accordingly. All remedies of the Landlord on non-payment of rent shall be applicable to the Additional Rent and the obligation of the Tenant to pay any monies pursuant to this Lease shall survive the expiration or sooner termination of this Lease.

2.03        Adjustment of Additional Rent

            Within ninety (90) days after the end of each Lease Year, the Landlord shall furnish to the Tenant a statement of the actual amount of Additional Rent payable by the Tenant for such preceding Lease Year and showing in reasonable detail the information relevant and necessary to the calculation thereof. If the amount payable by the Tenant as shown on such statement is more or less than the Additional Rent paid by the Tenant to the Landlord for such Lease Year pursuant to Article 2.02, the appropriate adjustment as between the Landlord and the Tenant shall be made within thirty (30) days of delivery of such statement. Any payment made by the Landlord or made by the Tenant and accepted by the Landlord in respect of any adjustment made pursuant to this
Article 2.03 shall be without prejudice to the right of the Landlord or the Tenant to claim a re-adjustment provided such claim if made by the Tenant or the Landlord is made within one hundred twenty (120) days after, the date of delivery of the statement referred to in this Article 2.03. The Tenant shall have the right for a period of one hundred twenty (120) days following receipt of the aforesaid statement to, at its sole expense, inspect during the Landlord's normal business hours, subject to the inspection being reasonable in all the circumstances, any record kept or held by the Landlord of the costs or expenses claimed by the Landlord for such Lease Year and the Landlord shall make its said records available accordingly.

2.04        Manner and Place of Payment

            All Rent and all other sums payable by the Tenant to the Landlord hereunder shall be paid to the Landlord at the office of the Landlord hereinafter set forth, or at such other place as the Landlord may in writing, from time to time, direct, without notice or demand, except as otherwise specifically provided herein, and without deduction, set off or abatement for any reason whatsoever. The Landlord may at its option apply all or any sums received from or due to the Tenant against amounts due and payable by the Tenant hereunder in such manner as the Landlord sees fit, regardless of any designation or instructions by the Tenant to the contrary. The Tenant shall pay to the Landlord interest at a rate equal to the lesser of the maximum rate permitted by law or the rate that is three (3%) percent per annum above the Prime Rate on all arrears of Rent or other sums payable by the Tenant to the Landlord pursuant to the terms hereof, from, except as otherwise specifically provided herein, the date of default in payment, until payment is received by the Landlord.

2.05        Irregular Calculation of Basic Rent

            If for any reason it is necessary to calculate Basic Rent for a period of one or more months, but less than a Year of the Term, the same shall be calculated on the basis of 1/12 of the Basic Rent being payable for each month. If for any reason it becomes necessary to calculate Basic Rent for a period of less than one month the same shall be calculated on the basis of 1/365 of the Basic Rent being payable for each day in such period. Without restricting the generality of the foregoing, in the event the Commencement Date occurs other than on the first day of a month, the first instalment of Basic Rent paid by the Tenant in accordance with Article 2.01 shall be based on the period from the Commencement Date to and including the last day of the month in which the Commencement Date occurs.

2.06        Disproportionate Allocation

            Notwithstanding anything else herein otherwise contained, to the extent that the Landlord, acting reasonably, determines that an item included in Additional Rent properly related to only a portion of the Development or to a portion of the Building, the Landlord may allocate such item to such portion of the Development or Building, as the case may be, in which event the Tenant's Proportionate Share, if the Leased Premises are within such portion, shall be calculated in relation to the Gross Leasable Area of all leasable premises in such portion.

2.07        Net Lease Intent

            Except to that extent otherwise specifically provided herein this Lease shall be a net lease to the Landlord such that the Basic Rent shall be received by the Landlord free of all outgoings whatsoever, the Tenant to pay for its own account all amounts, charges, costs, duties, fees, rates and taxes in any way relating to the Leased Premises as well as the Additional Rent herein provided.

                                    ARTICLE 3

                  Construction and Fixturing of Leased Premises

3.01        Landlord's and Tenant's Work

            The parties agree that the work to be done by the Landlord is as set out in Schedule "B" hereto and that any additional work shall be Tenant's Work hereunder.

            For greater certainty, the Tenant acknowledges and agrees that it is accepting possession of the Leased Premises in "as is where is" condition as of the commencement of the Fixturing Period (as hereinafter defined). Prior to the Tenant accepting possession of the Leased Premises the Landlord will provide and install at the Landlord's expense the following Landlord's work:

            (a) providing the Leased Premises according to Base Building Specifications as set out in Schedule "B" hereto;

            (b)   building standard demising walls;

            (c) building standard entrance and exit doors for the Leased Premises including a door connecting the lunch area to the outdoor area; and

            (d) a scissor lift of the same general specifications as in Xillix Technologies Corp. premises at 13775 Commerce Parkway. The Landlord shall also ensure that there is access for five tonne trucks to the Tenant's loading areas.

            The Landlord shall provide the Tenant with a preliminary space plan at a cost not to exceed $0.10 per square foot of the Area of Leased Premises and a full set of base building construction drawings including specifications at no cost to the Tenant.

            The Tenant shall be responsible for its own improvements to the Leased Premises and shall have the right to improve the internal stairwell connecting the Leased Premises. Should the Tenant require additional utilities because of the nature of its business, in excess of those already provided to the Leased Premises, then the Tenant shall be responsible for the cost of installing and/or supplying such additional utilities, subject to the Landlord's prior approval. In addition, the Tenant shall have the right to make minor improvements to the landscaped area outside of the Building and to install picnic tables near the door adjacent to the Tenant's lunch room, subject to the Landlord's prior approval.

            The Tenant shall be entitled to a Rent free fixturing period (the "Fixturing Period") which shall expire October 31, 1996 for the purposes of fixturing and installing improvements in the Leased Premises. All the terms of this Lease shall be applicable during the Fixturing Period save for the payment of Rent.


3.03        Payment for Landlord's Work

            All work done at the Tenant's request (including the supplying of materials or equipment) by the Landlord or its contractors or sub-contractors in or relating to the Leased Premises, over and above Landlord's Work, shall be paid for by the Tenant in accordance with the terms agreed to by the Landlord and the Tenant prior to commencement of any such work.

3.04        Acceptance of Leased Premises

            The taking of possession of the Leased Premises by the Tenant to construct the Tenant's Work shall be deemed to be conclusive proof that except for items noted in a list prepared by the Tenant during a joint inspection by the Tenant and the Landlord at the time of the taking of such possession and within thirty (30) days thereafter, the Leased Premises are in the condition called for by this Lease to the extent that the Landlord is responsible therefor and that the Landlord has performed all of the Landlord's Work with respect thereto in a good and workmanlike manner. The itemizing of any matter in such list by the Tenant shall not preclude the Landlord from disputing the categorization of such matter as a deficiency.


                                    ARTICLE 4
                               Conduct of Business

4.01        Use of Leased Premises

            The Tenant shall not use or occupy the Leased Premises or any part thereof for any purpose other than the Permitted Use, without consent of the Landlord first had and obtained.

4.02        Prohibited Uses

            The Tenant shall not, at any time, carry on nor suffer, permit or allow to be carried on in the Leased Premises any fire sale, distress sale, bankruptcy sale, going-out-of-business sale, or any other business sale designed to convey to the public that business operations are to be discontinued, an auction, a pawn business, a mail order business or any other business which because of the merchandise likely to be sold or the merchandising or pricing methods likely to be used would, in the reasonable opinion of the Landlord, tend to lower the character of the Development, or any other business or occupation which shall be deemed by the Landlord to be a nuisance.

4.04        Signs and Advertising Displays

            The Tenant, after first obtaining the written approval of the Landlord, which approval shall not be unreasonably withheld or delayed, to, or at the request of the Landlord with instructions as to the specifications, design, location and method of installation, shall at the expense of the Tenant install, maintain and operate during such reasonable hours as the Landlord may determine a sign in accordance with the sign criteria of the Landlord as such criteria are set out in Schedule "C" hereto. The Tenant shall not erect or place, or suffer to be erected or placed or maintain any other signs of any nature or kind whatsoever either on the exterior walls of the Leased Premises or elsewhere in the Development without the approval of the Landlord. The Tenant shall not erect or place or suffer to be erected or placed in the display windows of the Leased Premises, any signs, decoration, lettering or advertising matter of any kind (including signs placed in the interior of the Leased Premises for exterior view) without first obtaining the Landlord's written approval, which approval may not be unreasonably withheld. All signs or other materials, referred to in this Article 4.04 shall remain the property of the Tenant and the Tenant shall remove the same at the expiration of the Term or such shorter period to which the approval relates and shall make good any damage caused by such installation or removal.

4.05        Nuisance and Annoyance

            The Tenant shall not use or occupy the Leased Premises or suffer or permit the same to be used or occupied for any unlawful purpose, or for any dangerous, noxious or offensive trade or business, or for any purpose likely to cause a nuisance or annoyance to the Landlord or any other tenants of the Development nor undertake any operation likely to cause the same, nor commit or suffer to be done any waste, damage or disfigurement or injury to the Development or any part thereof nor permit or suffer the overloading of any floors therein.

4.06        Coin Operated Machines

            The Tenant shall not have or permit or suffer to be on the Leased Premises any machines selling merchandise or services or providing entertainment, whether by coins, credit cards or otherwise except for machines providing food, cigarettes or beverages for employee use, unless expressly approved by the Landlord in writing.

4.07        Loud Speakers and Other Advertising Apparatus

            The Tenant shall not have or permit any public address, music broadcast or other sound system which may be heard beyond the limits of the Leased Premises.

4.08        Delivery of Supplies and Materials

            The delivery and shipping of merchandise, supplies, fixtures and other materials or goods of whatsoever nature to or from the Leased Premises and all loading, unloading and handling thereof shall be done through such entrances as designated by the Landlord and at such times and by such means as approved by the Landlord.

4.09        Ordinances and Regulations

            The Tenant shall observe and fulfil the provisions and requirements of all statutes, orders in council, bylaws, rules and regulations, relating directly or indirectly to the use of the Leased Premises and shall comply with all reasonable requirements of any insurer under any policy of insurance affecting the Development except to the extent such observation, fulfillment and compliance require structural repairs or changes.

4.10        Rules and Regulations

            The Tenant shall observe and comply with and use its best efforts to cause its employees, agents, licensees and invitees to observe and comply with any and all rules and regulations communicated by the Landlord to the Tenant, from time to time, which in the reasonable, good faith judgment of the Landlord are necessary or desirable in relation to all aspects of the use and occupancy by the Tenant of the Leased Premises, the Building, the Common Areas and the Common Facilities including for the reputation, care, safety and appearance of the Development, the preservation of good order therein and the operation and maintenance thereof, provided that such rules and regulations do not conflict with any express provisions of this Lease and are not discriminatory against the Tenant and are enforced in a uniform manner. The Tenant specifically acknowledges that the Landlord has and shall have the right to make rules and regulations as aforesaid.


                                    ARTICLE 5
                                     Repairs



5.01        Tenant's Repairs

            The Tenant shall at all times during the Term, at its own cost and expense, repair, maintain, operate and keep the Leased Premises, all equipment, fixtures and mechanical systems (including heating, ventilating and air-conditioning systems) within the Leased Premises or elsewhere (if such equipment, fixtures or systems are provided for the use or benefit of the Leased Premises) and any improvements now or hereafter made to the Leased Premises in good order, firstclass condition and repair (reasonable wear and tear and repairs which are the Landlord's responsibility pursuant to Article 5.06 hereof only excepted) in accordance with the statutory building scheme registered against title to the Lands and without limiting the generality of the foregoing, the Tenant shall, during the Term, cause such good management and care to be taken of the Leased Premises and various parts thereof that no material injury to the same shall occur and all water closets, sinks, heating and air-conditioning and ventilating apparatus located in the Leased Premises shall be maintained in a state of efficient and good working order. The Tenant shall be responsible for all such maintenance, repairs, replacements and such decorating and shall promptly with due diligence, at its sole expense, carry out any and all of the foregoing. The Tenant shall be responsible for all janitorial services respecting the Leased Premises (including the washing of windows therein) so as to keep the Leased Premises in a clean and tidy condition. The Landlord shall arrange to have the outside of the exterior windows washed twice a year with the cost of such cleaning to be included in Additional Rent.

            Notwithstanding the foregoing provisions of this Section 5.01, if the Building is primarily used for office purposes, the task of repairing, maintaining and operating the heating, ventilating and air-conditioning systems and other building standard equipment and mechanical systems within or serving the Leased Premises shall be the responsibility of the Landlord (save only to the extent that any such equipment or systems are installed by or for the sole use of the Tenant) and the costs thereof shall form part of the HVAC Costs or Building Operation and Maintenance Costs, as the case may be hereunder.

5.02        Perimeter Walls and Glass

            The Tenant shall promptly repair or make whole all damaged glass, plate glass, doors and windows in the Leased Premises as and whenever the same is required.

5.03        Landlord's Examination of Leased Premises

            The Landlord and any employee, servant, agent or contractor of the Landlord shall be entitled, upon reasonable notice during normal business hours and at any time in the event of an emergency, to enter and examine the state of maintenance, repair, decoration and cleanliness of the Leased Premises, all equipment and fixtures within the Leased Premises and any improvements now or hereafter made to the Leased Premises and the Landlord may give notice to the Tenant requiring that the Tenant perform such maintenance or effect such repairs, replacements or decoration or cleaning as is the responsibility of the Tenant and as may be found necessary from such examination.

5.04        Landlord's Right to Repair

            In the event that the Tenant fails forthwith after receipt of written notice thereof, or within such reasonable time thereafter if for any cause beyond the control of the Tenant it is not reasonable in the circumstances (it being agreed that lack of finances on the part of the Tenant shall not be treated as a cause beyond the Tenant's control), to commence and diligently proceed to perform such maintenance or effect such repairs, replacements, decorations or cleaning as so specified in any notice given by the Landlord which is in accordance with the Tenant's obligation hereunder, the Landlord, its employees, servants, agents or contractors may, but shall not be obligated to, enter the Leased Premises and at the Tenant's expense, perform and carry out the same and the Landlord in so doing shall not be liable for inconvenience, disturbance, loss of business or other damage resulting therefrom and in the event the Landlord expends any monies pursuant to the provisions of this Article 5.04, the Tenant shall pay the same to the Landlord on demand with a fee of fifteen (15%) percent of such amount for the Landlord's supervisory function and in addition shall pay interest on the aggregate of the foregoing at the rate provided in this Lease from the date of the expenditure of such first mentioned monies by the Landlord.

5.05        Landlord's Right to Enter for Other Repairs

            The Landlord, and any employee, servant, agent or contractor of the Landlord shall have the right to enter the Leased Premises at all times during business hours and at any time in the case of an emergency to make such alterations or repairs as the Landlord is required to make pursuant to the terms of this Lease or shall deem necessary for the safety, preservation, proper administration or improvement of the Development or any portion thereof and the Landlord in so doing, shall not be liable for inconvenience, disturbance, loss of business or other damage resulting therefrom provided the Landlord acts in a commercially reasonable manner to mitigate the disruption to the business of the Tenant and to comply with the Tenant's reasonable security requirements.

5.06        Landlord's Repairs

            The Landlord shall, from time to time, throughout the Term:

            (a) at its sole cost, carry out as soon as possible in the circumstances after receipt of notice thereof in writing from the Tenant, structural repairs to the foundations, exterior walls (excluding store-fronts and glass), structural subfloors, the roof, the structural portions of bearing walls and structural columns and beams which interfere with or impair the use, occupancy or safety of the Leased Premises;

            (b) carry out repairs or replacements to the Common Areas and the Common Facilities, including the heating, ventilating and air-conditioning systems forming part of the Common Facilities; and

            (c) repair all damage to the Leased Premises which is covered by any insurance effected by the Landlord in accordance with the provisions of Article 8.03 hereof to the extent of the proceeds of such insurance applicable thereto;


            PROVIDED HOWEVER that if any such repairs are necessitated by the negligence or misconduct of the Tenant, its servants, agents, contractors, licensees, employees or others for whom in law the Tenant is responsible, the Tenant shall pay to the Landlord on demand the cost of such repairs and a fee of fifteen (15%) percent for the Landlord's supervisory function and interest on the aggregate amount of both of the foregoing from the date of expenditure of the first mentioned monies by the Landlord.

            PROVIDED FURTHER that in any event the Landlord shall not be responsible for any damages, loss or injury sustained by the Tenant or any person or persons claiming through or under it, by reason of defects giving rise to the need for such repairs or the consequence thereof, including the inconvenience occasioned to the Tenant by the entry of the Landlord, its employees, servants, agents, or contractors on the Leased Premises to effect such repairs, provided the Landlord acts in a commercially reasonable manner when the presence and extent of any defects comes to its notice.

5.07        Landlord's Obligation to Maintain

            The Landlord shall maintain and keep the Common Areas and the Common Facilities in a state of repair and cleanliness consistent with the standard of a first class development of a similar nature.

5.08        Damage and Destruction

            In the event of damage or destruction of the Leased Premises of the Building by fire, lightning, earthquake, tempest or other casualty so that:

            (a) the same is damaged or destroyed to the extent that the same cannot with reasonable diligence be rebuilt, repaired or restored within one hundred and twenty (120) days of the date of damage or destruction (as determined in the opinion in writing of the Landlord's Architect, which written opinion shall be delivered to the Tenant within thirty (30) days of the occurrence of such damage or destruction) or the estimated cost of rebuilding, repairing or restoring such damage or destruction will exceed by $250,000 or more, the anticipated proceeds of insurance available to the Landlord for that purpose, then, notwithstanding any other term or condition of this Lease to the contrary, the Landlord or the Tenant may terminate this Lease by notice in writing to the Tenant or the Landlord, as the case may be, given within sixty (60) days of the occurrence of such damage or destruction, such notice to be effective as at the date of the damage or destruction if the Leased Premises are not capable of being utilized by the Tenant as determined by the Landlord's Architect and otherwise to be effective at the date specified in such notice of termination which shall not be less than thirty (30) days following receipt of such notice by the Tenant and in either of such events, the Rent hereby reserved shall be forthwith payable by the Tenant to the effective date of the termination, the Term hereby granted shall terminate as at that date and the Landlord may as at the effective date of termination re-enter and take possession of the Leased Premises and deal with the same as fully and effectively as if these presents had not been entered into. But if within the said period of sixty (60) days, the Landlord and the Tenant shall not give notice terminating this Lease, then as soon as reasonably practicable thereafter, the Landlord shall undertake or continue the rebuilding, repair or restoration with all reasonable diligence and the Basic Rent hereby reserved, or a proportionate part thereof depending upon the proportion of the Leased Premises that are not fit for use by the Tenant for the intended purpose of this Lease, shall abate until the Leased Premises have been rebuilt and made fit for the intended purposes of this Lease;

            (b) the same is damaged or destroyed to the extent that the same can with reasonable diligence be rebuilt, repaired or restored within one hundred and twenty (120) days of the date of such damage or destruction (as determined in the opinion in writing of the Landlord's Architect, which written opinion shall be delivered to the Tenant within thirty (30) days of the occurrence of such damage or destruction) and the Landlord is not otherwise entitled to terminate this Lease pursuant to
                  Article 5.08(a) the Landlord shall as soon as reasonably practicable after such determination, undertake or continue the repair of the same with all reasonable diligence provided, however, that nothing herein contained shall impose any obligation upon the Landlord to complete such repair within the said period of one hundred and twenty (120) days and the Basic Rent hereby reserved, or a proportionate part thereof depending upon the proportion of the Leased Premises that are not fit for use by the Tenant for the intended purposes of this Lease, shall abate until the Leased Premises have been rebuilt and made fit for the intended purposes of this Lease.

5.09        Qualifications

            (a) For the purposes of Article 5.08 the terms "Leased Premises" and "Building" shall be deemed not to include the Tenant's trade fixtures, merchandise, stockin-trade, furniture or any other improvements installed in the Leased Premises by or on behalf of the Tenant including the Tenant's Work.

            (b) If the Landlord rebuilds, repairs, or restores the Building or the Leased Premises as contemplated in Article 5.08 it will not be required to reproduce exactly the Leased Premises or the Building or restore the same to the exact condition that existed before the damage or destruction provided that it reproduces or restores or rebuilds the same to a comparable condition and configuration provided that the Tenant's premises can be reasonably accommodated in the reproduced or restored building and the Tenant's Rent shall be adjusted to the correct square footage.

            (c) The certificate of the Landlord's Architect in charge of the rebuilding, repair or restoration shall bind the Landlord and the Tenant as to the state and proportion of the suitability for occupancy of the Leased Premises and as to the date upon which the Landlord's work of reconstruction or restoration is completed and the Leased Premises fit for the purposes of the Tenant.


5.10        Condition of Expiration

            Upon the expiration of the Term the Tenant shall surrender and deliver up to the Landlord vacant possession of the Leased Premises, which Leased Premises at such time, unless the expiration of the Term has occurred pursuant to Article 5.08(1), shall be in the condition in which the same must be maintained during the Term pursuant to Articles 5.01 and 5.02 and as the same must otherwise be restored pursuant to Article 9.02.


                                    ARTICLE 6
                       Common Areas and Common Facilities

6.01        Tenant's Use of Parking Areas

            The Tenant, its employees, suppliers and other persons not licensees or invitees and having business with the Tenant shall be prohibited from using for parking of vehicles and loading or unloading of vehicles any part of the customer parking areas as such may be designed and changed from time to time by the Landlord. Tenant and employee parking shall be limited to specified times and places, arranged so as to cause minimal interference to business within the Development. If requested by the Landlord the Tenant shall supply its employees' automobile license numbers to the Landlord.

            Throughout the Term, the Tenant shall be provided with parking on the basis of three (3) stalls per 1,000 square feet of the Area of Leased Premises. The parking stalls shall be located on a random basis around the perimeter of the Building and shall be free of charge. Of the total allotment of parking stalls, twelve (12) shall be reserved exclusively for the Tenant's use with a portion of the reserved stalls being within close proximity to the front entrance of the Building and the remainder at the rear or side of the Building. Additional street parking is also available subject to applicable municipal by-laws.

6.02        Landlord's Right to Remove Vehicles

            Should the Tenant, its employees, suppliers or other persons not licensees or invitees of the Tenant park vehicles in areas not allocated for that purpose and the prohibition of the use of which is posted, the Landlord shall have the right to remove the said trespassing vehicles and the Tenant will save harmless the Landlord from any and all damages arising therefrom and the Tenant will pay the costs of such removal excluding damage resulting from negligence or misconduct by the Landlord.

6.03        Control of Common Areas and Common Facilities

            The Landlord shall at all times have exclusive control and management of the Common Areas and the Common Facilities. Such control applies to signs, use of show windows, and the Tenant's publicity visible from the Common Areas, as well as to the use made by the Tenant and/or the public of the Common Areas. The Landlord shall have the right to alter, vary, designate and redesignate the Common Areas and the Common

Facilities from time to time and to interfere with the use of the Common Areas and the Common Facilities to the extent necessary to make such alterations or variations or any other repairs required or permitted to be made by the Landlord under this Lease.

6.04        Merchandise on Common Area

            In particular, but without in any way limiting the generality of the provisions of Article 6.03, the Tenant shall not keep, display, or sell any merchandise on or otherwise obstruct or use any part of the Common Areas on the Common Facilities, except as permitted by the Landlord and except for displays included in Development promotions when recognized and permitted by the Landlord.

6.05        Customer Parking

            The Landlord shall at all times during the Term maintain for the benefit of licensees and invitees of the Tenant parking facilities.


                                    ARTICLE 7
                           Assignment and Sub-Letting

7.01        Prohibitions

            The Tenant shall not assign or transfer this Lease or the Term or any portion thereof or let or sub-let all or any part of the Leased Premises or grant any license with respect thereto (any of the foregoing being hereinafter called a "Transfer") without the written consent of the Landlord first had and obtained, which consent shall not be unreasonably withheld, provided that it shall not be unreasonable for the Landlord to withhold its consent where the Tenant is assigning or subletting at a profit to the Tenant, unless all profit above Tenant's leasing expenses and inducements shall be paid directly to the Landlord.

            All requests to the Landlord for consent to any Transfer shall be made to the Landlord in writing together with payment to the Landlord of one hundred dollars ($100.00) as a deposit on account of all costs incurred by the Landlord in considering and processing the request for consent and such information in writing as the Landlord might reasonably require respecting a transferee including, without limiting the generality of the foregoing, the name, address, business experience, financial position and banking and personal references of such transferee, and in the event the transferee is a corporation, similar information respecting the corporation and its principal shareholders, officers and directors. In addition, the request shall contain a comprehensive summary of the terms and conditions upon which the Transfer is to occur.

            Notwithstanding any provisions of this Article 7.01 to the contrary, after the Landlord receives such request and information in writing, it shall have the option, to be exercised by written notice within thirty (30) days after the receipt of such request and information, to terminate this Lease and the Term hereof with respect to the portion of the Leased Premises which is the subject of the Transfer or alternatively to take an assignment of the Transfer from the Tenant (to the effect that the Tenant shall surrender to the Landlord such portion of the Leased Premises and the Landlord shall thereafter have the right to lease the same directly to the proposed assignee or subtenant) on not less than thirty (30) days and not more than ninety (90) days notice to the Tenant. If the Landlord elects to terminate this Lease as aforesaid, the Tenant shall have the right, to be exercised by written notice to the landlord within ten (10) days after receipt of such notice of termination, to withdraw the request for consent to the proposed Transfer, in which case the Tenant shall not proceed with such Transfer, the notice of termination shall be null and void and this Lease shall continue in full force and effect in accordance with its terms.



            If the Landlord consents to a Transfer, the Landlord shall have the following rights:



            (a) to require the Tenant to enter into an agreement in writing and under seal to implement all amendments to the Lease to give effect to the Landlord's exercise of its foregoing rights; and

            (b) to require the Transferee to enter into an agreement directly with the Landlord to perform and observe all the terms and conditions of the Tenant pursuant to this Lease.

            Whether or not the Landlord consents to any request to Transfer, the Tenant shall pay reasonable costs incurred by the Landlord in considering any request for consent to Transfer and in completing any of the documentation involved in implementing such Transfer.

            PROVIDED FURTHER that, notwithstanding any other provisions of this
Article 7.01 to the contrary, neither the Transfer nor the taking of any documentation in relation thereto shall affect the obligation of the Tenant to perform and observe all of the terms and conditions in this Lease to be observed and performed by the Tenant.

7.02        Control of Corporation

            If the Tenant is a corporation, other than a corporation the shares of which are listed on any recognized stock exchange, effective control of the corporation shall not be changed directly or indirectly by a sale, encumbrance or other disposition of shares or otherwise howsoever without first obtaining the written consent of the Landlord which consent shall not be unreasonably withheld or delayed; provided that the Landlord's consent shall not be required for any sale or other disposition of shares by present shareholders to and between themselves or in the event of any transmission of shares on death and provided further that the Landlord's consent shall not be unreasonably withheld where control of the Tenant is to pass to a subsidiary or parent of the Tenant. Notwithstanding the foregoing, the Landlord's consent Shall not be required (but the Tenant shall provide the Landlord with notice at the time thereof or as soon as reasonably possible thereafter) in the case of a bona ride corporate reorganization.

7.03        Assignment by Landlord

            The Landlord may assign all or a part of its interest in this Lease without the Tenant's knowledge or consent.


                                    ARTICLE 8
                                    Insurance

8.01        Tenant to Insure

            The Tenant, at its sole cost and expense, shall take out and keep in force during the Term, standard fire and extended coverage, and malicious damage insurance on the stock-in-trade, furniture, fixtures, glass, improvements and all other contents of the Leased Premises to their full replacement value, and comprehensive general liability insurance in an amount of not less than five million dollars ($5,000,000) and tenant's fire legal liability insurance all in amounts and with policies in a form satisfactory to the Landlord with insurers acceptable to the Landlord, acting reasonably. The comprehensive general liability policy shall name the Landlord as an additional insured as its interest may appear and such comprehensive public liability insurance shall contain a provision for cross liability as between the Landlord and the Tenant. Each policy other than public liability policies shall provide that the insurer shall not have any right of subrogation against the Landlord, its servants, agents or employees on account of any loss or damage covered by such insurance or on account of payments made to discharge claims against or liabilities of the Landlord or Tenant covered by such insurance. The cost or premium for each and every such policy shall be paid by the Tenant. The Tenant shall use commercially reasonable efforts to obtain from the insurers under such policies, undertakings to notify the Landlord in writing at least thirty (30) days prior to any cancellation or reduction in coverage thereof. If the Tenant fails to take out or keep in force, or provide to the Landlord proof, as hereafter contemplated, of such insurance, the Landlord shall have the right to place such insurance on behalf of the Tenant and to pay the premium therefor and in such event, the Tenant shall repay to the Landlord the amount paid therefor, which repayment shall be deemed to be Additional Rent payable on the first day of the next month following the said payment by the Landlord The Tenant agrees to provide the Landlord with current copies of the insurance policies or certificates of insurance as described herein.

8.02        Not to Affect Landlord's Insurance

            The Tenant will not upon the Leased Premises do or permit to be done, or omit to do anything which causes or has the effect of causing the rate of insurance upon the Development or any part thereof to be increased and if the insurance rate shall be thereby increased by any action of the Tenant, the Tenant shall pay to the Landlord on demand as Additional Rent the amount by which the insurance premiums shall be so increased. The Tenant will not store or permit to be stored upon or in the Leased Premises anything of a dangerous, inflammable or explosive nature nor anything which would have the effect of increasing the Landlord's insurance costs or of leading to the cancellation of such insurance. It is agreed that if any insurance policy upon the Leased Premises shall be cancelled by the insurer by reason of the use and occupation of the Leased Premises or any part thereof by the Tenant or by any assignee, sub-tenant, concessionaire or licensee of the Tenant, or by anyone permitted by the Tenant to be upon the Leased Premises, the Landlord may, at its option, forthwith enter upon the Leased Premises and rectify the situation causing such cancellation or rate increase, and the Tenant shall forthwith on demand pay to the Landlord the costs of the Landlord related to such rectification together with a supervisory fee of twenty (20%) percent of such cost and with interest on the aggregate of the foregoing from the date funds were expended by the Landlord.

8.03        Landlord to Insure

            The Landlord shall throughout the Term, carry fire insurance with normal coverage endorsements in respect of the buildings and improvements forming part of the Development (but excluding the Tenant's trade fixtures, merchandise, stock-in-trade, furniture or any other improvements installed in the Leased Premises by or on behalf of the Tenant including the Tenant's Work) in an amount not less than ninety (90) percent of the full replacement cost (excluding the cost of foundations, footings, underground utilities and architects and other fees associated with these items) from time to time, on a stated amount basis, provided that such insurance, without further consent or notice to the Tenant, may have a deductible amount, provided that such deductible amount shall not exceed three (3%) percent of the amount insured under such policy or policies. The Landlord may, but shall not be obligated to, carry such other insurance including public liability insurance and rental loss insurance related to the Lands or such risks and perils in relation thereto or the Landlord's interest derived therein as the Landlord may so determine. All such insurance so obtained by the Landlord shall be for the sole benefit of the Landlord and the Tenant shall be entitled to no interest therein or benefit thereof.


                                    ARTICLE 9
                               Tenant Alterations

9.01        Painting, Decorating and Alterations

            The Tenant may, provided it first obtains the consent of the Landlord, such consent not to be unreasonably withheld, at any time and from time to time at its expense, paint and decorate, in accordance with the manner and standard referred to in Article 5.01, the interior of the Leased Premises and make such changes, alterations, additions and improvements in and to the Leased Premises as will in the judgment of the Tenant better adapt the Leased Premises for the purposes of its business; provided, however, that no changes, alterations, additions or improvements to the structure, any perimeter wall, the sprinkler system, the heating, ventilating, air conditioning, plumbing, electrical or mechanical equipment or the concrete floor or the roof shall be made without the prior written consent of the Landlord, not to be unreasonably withheld, and without the use of contractors or other qualified workmen approved by the Landlord. All changes, alterations, additions and improvements, whether structural or otherwise, shall be carried out in accordance with the reasonable requirements or rules of the Landlord and shall comply with all applicable statutes, regulations or by-laws of any municipal, provincial or other governmental authority. As part of the process of the Landlord's examination and approval of the Tenant's plans and specifications, materials may, in addition to being submitted to the Landlord's Architect, be submitted by the Landlord to other architects, engineers, and special consultants, and progress and completion of the work may require supervision and/or inspection by the Landlord or any of the foregoing persons on behalf of the Landlord. At the Tenant's option, the Landlord will advise the Tenant at such time as to which leasehold improvements will be required to be removed at the end of the Term. Any fees and costs incurred by the Landlord in relation to the foregoing will be paid by the Tenant to the Landlord within fifteen (15) days of billing. .The Tenant shall pay to the Landlord the amount of the increase for any insurance coverage of the Landlord directly attributable to any action by the Tenant as hereinbefore in this Article 9.01 provided and the Tenant covenants that such insurance shall not thereby be made liable to avoidance or cancellation by the insurer by reason of such changes, alterations, additions or improvements.

9.02        Landlord's Property

            At the expiration of the Term all changes, alterations, additions and improvements made to or installed upon or in the Leased Premises whether made pursuant to this Article 9 of otherwise and which in any manner are attached in, to on or under the floors, walls or ceilings (other than unattached movable trade fixtures) shall remain upon and be surrendered to the Landlord with the Leased Premises as part thereof, without disturbance, molestation or injury and shall be and become the absolute property of the Landlord without any payment or indemnity by the Landlord or any third party to the Tenant or any other party. Notwithstanding the foregoing provisions of this Article 9.02, unless the Lease has been terminated pursuant to Article 5.08(a) the Landlord may by notice in writing require the Tenant to remove the aforesaid changes, alterations, additions and improvements in whole or in part, which the Landlord in accordance with Article 9.01 has previously advised the Tenant will be required to be removed, in which event the Tenant shall remove the same and restore to the extent so requested that Leased Premises to the state in which they were prior to the commencement of any of the Tenant's Work and shall make good any damage or injury caused to the Leased Premises resulting from such installation and removal, reasonable wear and tear and the Landlord's repair obligations only excepted. The obligations of the Tenant under this Article 9.02 shall survive the expiration of the Term.

9.03        Prohibitions

            The Tenant, its employees, agents and representatives, are expressly prohibited from entering upon the roof of the Building or any Other Buildings for any reason whatsoever. The Tenant shall not make any repairs, openings or additions to any part of the exterior of the Leased Premises, nor place any attachments, decorations, signs or displays in or upon any Common Area or the exterior of the Leased Premises failing which the Tenant will be held responsible for all ensuing costs and damages whether to remove such items or to effect repairs needed as a result of such acts and shall pay the cost thereof to the Landlord forthwith on demand together with a supervisory fee to the Landlord of twenty (20%) percent of such cost as well as interest on the aggregate of the foregoing from the date funds are so expended by the Landlord.

9.04              No Liens

                  The Tenant covenants with the Landlord that it will not permit, do, or cause anything to be done to the Leased Premises during the period of construction and fixturing of the Leased Premises or at any time which would allow any lien, lis pendens, judgment or certificate of any court or any mortgage, charge or encumbrance of any nature whatsoever to be imposed or to remain upon the Leased Premises or the Development. In the event of the registration of any lien or other encumbrance as aforesaid, the Tenant shall at its own expense immediately cause the same to be discharged. Should the Tenant fail to discharge such lien or encumbrance within seven (7) business days of notice from the Landlord so to do, the Landlord shall be at liberty to pay and discharge such lien or encumbrance and any amount so paid by the Landlord together with any disbursements and costs incurred by the Landlord on a solicitor-client basis together with interest on any such amounts from the date of expenditure of such funds by the Landlord shall be paid by the Tenant to the Landlord forthwith.


                                   ARTICLE 10
                           Public Utilities and Taxes

10.01             Public Utilities, Business Tax and Machinery Tax

                  The Tenant shall pay and discharge as the same fall due all charges for utilities provided to or consumed on the Leased Premises during the Term including telephone installations, water, electrical power, gas and telephone charges metered separately or charged separately by the authority providing the same to the Leased Premises as well as any charges of any such authority based thereon for treatment or other facilities and all other charges similar in nature, and shall also pay and discharge as the same fall due all business taxes and rates, floor space and personal property taxes, licence fees or similar fees which may be imposed by any municipal, legislative or other authority in respect of the use or occupancy of the Leased Premises or any personal property situate thereon or in respect of any fixtures, machinery, equipment or apparatus installed in the Leased Premises (or elsewhere in the Development by the Tenant).

                  PROVIDED ALWAYS that if any of the aforesaid utilities are provided to the Leased Premises through a common metering device or on any other shared basis with any other premises or portions of the Building or the Development, the Tenant shall pay to the Landlord forthwith on demand, from time to time by the Landlord, the Tenant's, share of the cost thereof based on such allocation as the Landlord may reasonably determine in relation to the other premises or portions of the Building or the Development being so served.

10.02             Payment of Real Property Taxes by Landlord

                  The Landlord shall, without derogating from any of the Tenant's obligations with respect to payment of Additional Rent, pay or cause to be paid when due to the municipality or other taxing authorities having jurisdiction all Real Property Taxes, PROVIDED ALWAYS that the Landlord may postpone such payment to the extent permitted by law if pursuing in good faith any appeal against the imposition thereof but the Tenant shall not be charged with any interest penalties caused by the Landlord's delay in payment.

10.03             Increase in Real Property Taxes Attributable to Tenant

                  The Tenant shall from time to time if requested by the Landlord, pay to the Landlord forthwith on demand by the Landlord, an amount equal to any increase in the amount of Real Property Taxes by reason of any installation, alteration, or use made in or to the Leased Premises by or for the benefit of the Tenant or any party claiming by or through the Tenant.

10.04             Goods and Services Tax

                  Despite any other section or clause of this Lease, the Tenant shall pay to the Landlord upon demand an amount equal to any and all Goods and Services Tax, it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant with respect to any and all Goods and Services Tax at the full tax rate applicable from time to time in respect of the Rent payable for the lease of the Leased Premises pursuant to this Lease. The amount of the Goods and Services Tax so payable by the Tenant shall be calculated by the Landlord in accordance with the applicable legislation and shall be paid to the Landlord at the same time as the amounts to which such Goods and Services Tax apply and is payable to the Landlord under the terms of this Lease or upon demand at such other time or times as the Landlord from time to time determines. Despite any other section or clause in this Lease, the amount payable by the Tenant under this paragraph shall be deemed not to be Rent, but the Landlord shall have all of the same remedies for and rights of recovery of such amount as it has for recovery of Rent under this Lease. As referred to herein "Goods and Services Tax" means the tax imposed under part IX of the Excise Tax Act (Canada) or any similar tax hereafter imposed in substitution therefor or in addition thereto.

                                   ARTICLE 11
                      Exclusion of Liability and Indemnity

11.01             Exclusion of Liability

                  It is agreed between the Landlord and the Tenant that:

                  (a) the Landlord, its agents, servants and employees shall not be liable for damage or injury to any property of the Tenant which is entrusted to the care or control of the Landlord, its agents, servants or employees;

                  (b) the Landlord, its agents, servants and employees shall not be liable nor responsible in any way for any personal or consequential injury of any nature whatsoever that may be suffered or sustained by the Tenant or any employee, agent, customer, invitee or licensee of the Tenant or any other person who may be upon the Leased Premises or the Development or for any loss of or damage or injury to any property belonging to the Tenant or to its employees or to any other person while such property is on the Leased Premises or the Development and, in particular (without limiting the generality of the foregoing) the Landlord shall not be liable for any damage or damages of any nature whatsoever to any such property caused by the failure by reason of a breakdown or other cause, to supply adequate drainage, snow or ice removal, or by reason of the interruption of any public utility of service or in the event that steam water, rain or snow may leak into, issue or flow from any part of the Development or from the water, steam, sprinkler, or drainage pipes or plumbing works the same, or from another place or quarter or for any damage caused by any thing done or omitted by any tenant, but the Landlord shall, after notice of the same and where it is within its obligation so to do, use all reasonable diligence to remedy such condition, failure or interruption of service when not directly or indirectly attributable to the Tenant, and the Tenant shall not be entitled to any abatement of Rent in respect of any such condition, failure or interruption of service; and

                  (c) the Landlord, its agents, servants, employees or contractors shall not be liable for any damage suffered to the Leased Premises or the contents thereof by reason of the Landlord, its agents, servants, employees or contractors entering upon the Leased Premises to undertake any examination thereof or any work therein or in the case of an emergency.

11.03             Mutual Waiver of Subrogation and Indemnity

                  The Landlord and the Tenant confirm and acknowledge that it is their intent that any loss, damage or expense to which either party may be put (in this Article 11.03, the "Injured Party") as a result of the act, omission or negligence of the other party (in this Article 11.03, the "Offending Party") shall be recoverable from the Offending Party, but only to the extent that the Injured Party cannot recover its loss, damage or expense under policies of insurance which it is required to take out or has in fact taken out hereunder. To such end, the parties covenant and agree with each other as follows:

                  (a) to the extent obtainable, each party will ensure that all relevant policies of insurance taken out hereunder will contain a waiver of subrogation rights which such party's insurer may have against the other party hereunder and those for whom the other party is in law responsible, whether or not any loss, damage or expense is caused by the act, omission or negligence of such other party or those for whom the other party is in law responsible;

                  (b) the Offending Party shall indemnify the Injured Party and save it harmless from and against any and all loss, damage and expense whatsoever arising out of the act, omission or negligence of the Offending Party or those for whom the Offending Party is in law responsible; and

                  (c) notwithstanding the indemnity contained in (b) above, the Injured Party covenants and agrees to look first to its own policies of insurance taken out or required to be taken out hereunder to recover any loss, damage or expense to which the foregoing indemnity may apply (it being understood and agreed that the foregoing indemnity shall not apply to, and the Offending Party shall have no responsibility for, any loss, damage or expense against which the Injured Party is required hereunder to take out insurance or has in fact taken out insurance).


                                   ARTICLE 12
                         Landlord's Rights and Remedies

12.01             Default

                  If and whenever:

                  (a) the Rent hereby reserved, or any part thereof, be not paid when due, or there is non payment of any other sum which the Tenant is obligated to pay under any provisions hereof, and such default shall continue for ten (10) days after written notice by the Landlord requiring the Tenant to rectify the same;

                  (b) the Term on a material number of the goods, chattels, equipment or other personal property of the Tenant, shall be taken or be exigible in execution or attachment, or if a writ of execution shall issue against the Tenant;

                  (c) the Tenant shall become insolvent or commit any act of bankruptcy or become bankrupt or take the benefit of any Act that maybe in force for bankrupt or insolvent debtors, or become involved in a winding-up proceeding, voluntary or otherwise, or if a receiver shall be appointed for the business property, affairs or revenues of the Tenant, or if any governmental authority should take possession of the business or property of the Tenant;

                  (d) the Tenant shall fail to commence business actively and diligently from and on the Leased Premises within sixty (60) days after the Commencement Date;

                  (e)      the Tenant shall make a bulk sale of its goods;


                  (f) the Tenant shall abandon the Leased Premises in whole or in part;

                  (g) this Lease is transferred in violation of the provisions of Article 7;

                  (h) the Tenant shall fail to remedy any condition giving rise to cancellation, threatened cancellation, reduction or threatened reduction of any insurance policy on the Development or any part thereof within the lesser of three (3) days or the effective date of the cancellation of insurance after notice thereof by the Landlord; or

                  (i) the Tenant shall not observe, perform and keep any other of the covenants, agreements, provisions, stipulations and conditions herein to be observed, performed and kept by the Tenant and shall persist in such failure for ten (10) days after notice by the Landlord requiring that the Tenant remedy, correct, desist or comply (or in the case of any such breach which reasonably would require more than ten (10) days to rectify unless the Tenant shall commence rectification within the said ten (10) day period and thereafter promptly and diligently and continuously proceed with the rectification of the breach);

then and in any of such cases at the option of the Landlord, the full amount of the current month's and the next ensuing three (3) month's Rent shall immediately become due and payable as Additional Rent and the Landlord may immediately distrain for the same, together with any arrears then unpaid; and the Landlord may without notice or any form of legal process forthwith re-enter upon and take possession of the Leased Premises or any part thereof in the name of the whole and remove and sell the Tenant's goods, chattels, equipment and any other property therefrom, any rule of law or equity to the contrary notwithstanding; and the Landlord may seize and sell such goods, chattels, equipment and other property of the Tenant as are in the Leased Premises or at any place to which the Tenant or any other person may have removed them in the same manner as if they had remained and been distrained upon the Leased Premises; and such sale may be effected in the discretion of the Landlord either by public auction or by private treaty, and either in bulk or by individual item, or partly by one means and partly by another, all as the Landlord in its entire discretion may decide, and the Tenant waives and renounces the benefit of any present or future statute or amendments thereto taking away or limiting the Landlord's right of distress.

12.02             Consequences of Default

                  If and whenever the Landlord is entitled to re-enter the Leased Premises, the Landlord may terminate this Lease and the Term by giving written notice of termination to the Tenant or by posting notice of termination in the Leased Premises, and in such event the Tenant will forthwith vacate and surrender the Leased Premises. Alternatively, the Landlord may from time to time without terminating the Tenant's obligations under this Lease, make alterations and repairs considered by the Landlord necessary to facilitate a sub-letting and sub-let the Leased Premises or any part thereof as agent of the Tenant for such term or terms and at such rent or rents and upon such other terms and conditions as the Landlord in its sole discretion considers advisable. Upon each subletting all rent and other monies received by the Landlord from the sub-letting shall be applied first to the payment of indebtedness other than Rent due hereunder from the Tenant to the Landlord, second to the payment of costs and expenses of the sub-letting including brokerage fees and solicitors fees and the cost of alterations and repairs, and third to the payment of Rent due and unpaid hereunder. The residue, if any, shall be held by the Landlord and applied in payment of future Rent as it becomes due and payable. If the Rent received from the subletting during a month and any surplus then held by the Landlord to the credit of the Tenant is less than the Rent to be paid during that month by the Tenant, the Tenant will pay the deficiency to the Landlord. The deficiency will be calculated and paid monthly. No re-entry by the Landlord will be construed as an election on its part to terminate this Lease unless a written notice of that termination is given to the Tenant or posted as aforesaid. Despite a subletting without termination, the Landlord may elect at any time to terminate this Lease for a previous breach. If the Landlord so terminates this Lease, the Tenant shall pay to the Landlord on demand therefor:

                  (a) Basic Rent and Additional Rent accrued due up to the time of re-entry or termination, whichever is later, plus the next three (3) months' Rent payable as Additional Rent as provided in Article 12.01;

                  (b) all costs payable by the Tenant pursuant to the provisions of this Lease up until the date of re-entry or termination, whichever is later;

                  (c) such expenses as the Landlord may incur or has incurred in connection with re-entering or terminating and re-letting, or collecting sums due or payable by the Tenant or realizing upon assets seized including brokerage expenses, legal fees and disbursements determined on a full indemnity basis, and including the expense of keeping the Leased Premises in good order and repairing or maintaining the same or preparing the Leased Premises for re-letting; and

                  (d) as liquidated damages for the loss of Rent and other income of the Landlord expected to be derived from this Lease during the period which would have constituted the unexpired portion of the Term had the Lease not been so terminated, the amount, if any, by which the rental value of the Leased Premises for such period established by reference to the terms and provisions of this Lease exceeds the rental value of the Leased Premises for such period established by reference to the terms and provisions upon which the Landlord relets them, if such re-letting is accomplished within a reasonable time after termination of this Lease, and otherwise with reference to all market and other relevant circumstances. Rental value is to be computed in each case by reducing to present worth at an assumed interest rate of ten percent (10%) per annum all Rent and other amounts to become payable for such period and where the ascertainment of amounts to become payable requires the same, the Landlord may make estimates and assumptions of fact which will govern unless shown to be unreasonable or erroneous;

such obligations of the Tenant to survive the expiration of the Term.

12.03             Non-Waiver

                  The failure of the Landlord to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of such covenant or option and the acceptance of Rent by the Landlord with knowledge of the breach by the Tenant of any covenants or conditions of this Lease shall not be deemed to be a waiver of such breach and no waiver by the Landlord of any provisions of this Lease shall be deemed to have been made unless expressed in writing by the Landlord.

12.04             Right of Landlord to Perform Tenant's Covenants

                  If at any time and so often as the same shall happen, the Tenant shall make default in the observance or performance of any of the Tenant's covenants herein contained beyond applicable periods of time to cure the default, then the Landlord may, but shall not be obligated to, without waiving or releasing the Tenant from its obligations under the terms of this Lease, itself observe and perform the covenant or covenants in respect of which the Tenant is in default, and in that connection may pay such monies as may be required or as the Landlord may reasonably deem expedient, and the Landlord may thereupon charge all monies so paid and expended by it to the Tenant together with interest thereon from the date upon which the Landlord shall have paid out the same; provided however that if the Landlord commences and completes either the performance of any such covenant or covenants or any part thereof, the Landlord shall not be obliged to complete such performance or be later obliged to act in like fashion.

12.05             Time for Payment and Legal Cost

                  Unless otherwise expressly provided in this Lease, all reasonable sums and costs paid by the Landlord including costs paid between solicitor and client, on account of any default by the Tenant under this Lease, shall be payable to the Landlord by the Tenant forthwith, with interest thereon at the rate aforesaid from date of payment of such sums or costs by the Landlord.

                  Unless otherwise expressly provided in the Lease, all amounts (other than Rent) required to be paid by the Tenant to the Landlord pursuant to this Lease shall be payable on demand at the place designated by the Landlord for payment of Rent and if not so paid within ten (10) days of such demand shall be treated as Rent in arrears and the Landlord may, in addition to any other remedy it may have for the recovery of the same, distrain for the amount thereof as Rent in arrears.

12.06             Remedies Cumulative

                  All rights and remedies of the Landlord in this Lease contained shall be cumulative and not alternative and are not dependent the one on the other and mention of any particular remedy or remedies of the Landlord in respect of any default by the Tenant shall not preclude the Landlord from any other remedy in respect thereof, whether available at law or in equity or as expressly provided for herein.


                                   ARTICLE 13
                      Mortgages and Assignment by Landlord

13.01             Sale or Financing of Development

                  The Landlord may sell, transfer, lease, mortgage, encumber or otherwise dispose of the Development or any portion thereof or any interest of the Landlord therein, in every case without the consent of the Tenant, and the rights of the Landlord under this Lease may be mortgaged, charged, transferred or assigned in conjunction therewith. The Tenant acknowledges that in the event of the sale or lease by the Landlord of the lands or a portion thereof containing the Leased Premises or the assignment by the Landlord of this Lease or of any interest of the Landlord hereunder, to the extent that any such purchaser, lessee or assignee has assumed the covenants and obligations of the Landlord hereunder, the Landlord shall, without further written agreement, be freed and relieved of liability upon such covenants and obligations except for the Allowance to be paid to the Tenant under the provisions of Article 20.07 hereof, for which the Landlord shall still remain liable.

13.02             Subordination and Acknowledgment

                  This Lease shall at the option of the Landlord or the mortgagee under any mortgage now or hereafter existing affecting the Development, exercisable at any time and from time to time by the Landlord or such mortgagee, be either subject and subordinate to such mortgage and accordingly not binding upon such mortgagee or alternatively rank prior to such mortgage and accordingly be binding upon such mortgagee. On request at any time and from time to time of the Landlord or such mortgagee, the Tenant shall either postpone and subordinate this Lease or any caveat based thereon to such mortgage with the intent and effect that this Lease and all rights of the Tenant shall be subject to the rights of such mortgagee as fully as if the mortgage (regardless of when made) had been made prior to the making of this Lease, or alternatively to attorn to such mortgagee and become bound to it as its tenant of the Leased Premises for the then expired residue of the Term and upon the terms and conditions contained in this Lease, in each case as the Landlord or such mortgagee may require. Without limiting the foregoing (and notwithstanding that any previous attornment or subordination in favour of such mortgagee shall have been given) the Tenant shall execute promptly the appropriate instrument or postponement and subordination or alternatively the appropriate instrument of attornment, as the case may be, in order to give effect to the foregoing. Any reasonable legal fees incurred by the Tenant with respect to the execution of such instruments shall be paid by the Landlord.

                  The Landlord shall obtain a non-disturbance agreement from any mortgagee or other encumbrancer of the Building who has, or may in the future have, priority to the Tenant's leasehold interest in the Building. Such non-disturbance agreement shall provide that, notwithstanding the exercise of any rights by any such mortgagee or other encumbrancer, so long as the Tenant is not then in default the Tenant shall be entitled to remain undisturbed in its possession of the Leased Premises, subject to the terms and conditions of this Lease. Notwithstanding the foregoing provisions of this Article 13.02, the Tenant will not be required to subordinate or postpone the Lease nor to attorn to any mortgagee or encumbrancer unless the Landlord has obtained such a non-disturbance agreement.

13.03             Offset Statement

                  Either party will, within ten (10) days following request therefor by the Landlord, from time to time, the Tenant shall execute and deliver to the Landlord and if required by the Landlord, to any mortgagee, assignee, or transferee of the Lease or the Development, a certificate in writing as to the then status of this Lease, including whether it is in full force and effect, as modified or unmodified, confirming the Rent payable hereunder, the state of accounts between the Landlord and the Tenant and the existence or non-existence of defaults and any other matters pertaining to the Lease which the Landlord shall request be included in such certificate.

13.04             Registration

                  The Tenant may, at the Tenant's cost with the consent of the Landlord, such consent not to be unreasonably withheld, register a short form of Lease against title to the Lands, the content of which shall be mutually agreed upon and shall exclude any "business terms." The Tenant will, at the cost and expense of the Tenant, cause this Lease to be registered in the appropriate Land Title Office in the Province of British Columbia upon the request of the Landlord in the event that the Landlord requires the same to be registered in priority to any mortgage, trust deed or trust indenture which may now or at any time hereafter affect in whole or in part the Leased Premises or the Development and the Tenant shall execute promptly any certificate or other instrument which may from time to time be requested by the Landlord to give effect to the provisions of this Article 13.04.


                                   ARTICLE 14
                               Overholding Tenant

14.01             No Tacit Renewal

                  In the event the Tenant remains in possession of the Leased Premises after the end of the Term and without the execution and delivery of a new lease, there shall be no tacit renewal of this Lease and the Term hereby granted and the Tenant shall be deemed to be occupying the Leased Premises as a Tenant from month to month on the terms and conditions contained herein except that the Basic Rent shall be one hundred and fifty percent (150%) of the monthly instalment of Basic Rent required to be paid pursuant to this Lease in the immediately preceding Year of the Term, but otherwise on the terms and conditions of this Lease which shall be read with such changes as are appropriate to a monthly tenancy; provided however that this provision shall not authorize the Tenant to so overhold where the Landlord has objected to such over holding or has required the Tenant to vacate the Leased Premises.

                                   ARTICLE 15
                                Quiet Possession

15.01             Quiet Possession

                  Upon the Tenant paying the Rent hereby reserved and all other charges herein provided and observing, performing and keeping the covenants and agreements herein contained, the Tenant shall and may peaceably possess and enjoy the Leased Premises for the Term granted without any interruption or disturbance from the Landlord or any person or persons lawfully claiming by, from or under it.


                                   ARTICLE 16
                               Legal Relationships

16.01             No Partnership

                  Nothing contained in this Lease nor in any acts of the Landlord and Tenant pursuant to this Lease shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant, it being expressly provided that there is no intention to create a relationship of partners or a joint venture.

16.02             Joint and Several Liability

                  Should the Tenant comprise two (2) or more persons, each of them, and not one for the other or others, shall be jointly and severally bound with the other or others for the due performance of the obligations of the Tenant hereunder. Where required by the context hereof the singular shall include the plural and the masculine gender shall include either the feminine or neuter genders, as the case may be and vice versa.

16.03             Successors and Assigns

                  This Lease and everything herein contained shall enure to the benefit of and be binding upon the parties hereto, to successors and assigns of the Landlord, and the approved successors and assigns of the Tenant.


                                   ARTICLE 17
                                    Notices

17.01             Notices

                  Any notices herein provided or permitted to be given by the Tenant to the Landlord shall, except in the event of actual or threatened mail strike during which time all notices must be delivered, be sufficiently given if delivered or sent by registered mail, postage prepaid, posted within British Columbia addressed to the Landlord at:

                          Bentall Property Management
                          3100 - Three Bentall Centre
                          595 Burrard Street
                          P.O. Box 49001
                          Vancouver, B.C.
                          V7X 1B1

or to such other address as might be designated in writing by the Landlord from time to time, and any notice herein provided or permitted to be given by the Landlord to the Tenant shall, except in the event of actual or threatened mail strike during which time all notices must be delivered, be sufficiently given if delivered or mailed, postage prepaid and posted within British Columbia, addressed to the Tenant at the Leased Premises.

                  Notice given as aforesaid, posted in British Columbia, shall be conclusively deemed to have been given on the third business day following the day on which such notice was mailed, or if delivered, on the date of delivery. The Landlord may at any time given in writing to the Tenant of a change of address for the Landlord and from and after the giving of such notice the address therein specified shall be deemed to be the address of the Landlord for the giving of notice hereunder. The word "notice" in this Article 17.01 shall be deemed to include any request, statement, demand, or other writing in this Lease provided or permitted to be given by the Landlord to the Tenant or by the Tenant to the Landlord.

                                   ARTICLE 18
                                     General

18.01             Collateral Representations and Agreements

                  The Tenant acknowledges that the Leased Premises are taken without representation of any kind on the part of the Landlord or its agent other than as set forth herein, that the plans attached as Schedule "A" set forth the general layout of the Building and shall not be deemed to be a representation or agreement of the Landlord that the Building will be exactly as indicated on such plans, and that nothing contained in the Lease shall be construed so as to prevent the Landlord from varying or altering the location or size of parking areas, driveways, sidewalks or from erecting additional buildings or extending buildings after the Commencement Date and without limiting the foregoing, the Landlord shall have the unrestricted right to add additional lands to the Development, which upon such addition, these additional lands will be included within the definition of the Lands and Development provided such addition does not substantially increase the amount of Development Operation and Maintenance Costs, Tax Cost, HVAC Costs and Building Operation and Maintenance Costs to be borne by the Tenant, to construct additional buildings from time to time on the Lands, add or change any building, or alter the ingress and egress to the Development and to change the loading or unloading facilities and service entrances from time to time without in any way being responsible to the Tenant, provided only that the Landlord shall at all times provide reasonable access to the Leased Premises across the Lands for the Tenant, its employees, suppliers, agents, licencees and invitees. Subject to the foregoing and to the obligations of the Landlord to maintain at all times adequate parking facilities, the Landlord may transfer or dispose of portions of the Lands to the owners of abutting property, or dedicate or transfer to the municipal authorities portions of the Lands for roadwidening and other purposes, and when and so often as the Landlord shall dispose or transfer or dedicate any portion of the Lands, then the reference herein to the Lands shall mean and refer to the portion of the Lands remaining after any such transfer, disposition or dedication together with any adjacent land which may be acquired by the Landlord on any such transfer, disposition or dedication. The Tenant further agrees that no representative of or agent of the Landlord is or shall be authorized or permitted to make any representation with reference to this Lease, or to vary or modify this Lease in any way, and that this Lease contains all the agreements and conditions made between the Landlord and the Tenant hereto respecting the Leased Premises other than for any provisions of the Agreement, if any, on which this Lease is based and which are specifically stated therein to survive the execution and delivery of this Lease. Any addition to or alteration of or change in this Lease or other agreements hereafter made or conditions created, to be binding, must be made in writing and signed by the Landlord and the Tenant.

18.02             Management of Development

                  The Tenant acknowledges to the Landlord that the Development may be managed by such party or parties as the Landlord may in writing designate and to all intents and purposes the manager of the Development shall be the party at the Development authorized to deal with the Tenant on behalf of the Landlord.

18.03             Time of the Essence

                  Time shall be of the essence of this Lease.

18.04             Unavoidable Delays

                  In the event that either party shall be delayed, hindered or prevented from the performance of any covenant hereunder by Force Majeure, the performance of such covenant shall be excused for the period during which such performance is rendered impossible and the time for performance thereof shall be extended accordingly, but this shall not excuse the Tenant from the prompt payment of Rent or any other amount required to be paid by the Tenant under the provisions of this Lease.

18.05             Accord and Satisfaction

                  No payment by the Tenant hereunder or receipt by the Landlord of a lesser amount than the payment of Basic Rent or Additional Rent or any other payments herein stipulated shall be deemed to be other than on account of the stipulated sum, nor shall any endorsement or statement on any cheque or any letter accompanying any cheque or payment be deemed an accord and satisfaction, and the Landlord may accept such cheque or payment without prejudice to the Landlord's right to recover the balance due or pursue any other remedy provided in this Lease.

18.06             Competition Act

                  No provision of this Lease is intended to apply or to be enforceable to the extent that it might give rise to any offence under the Competition Act, RSC 1970 Chapter 23 or any statute that may be substituted therefor, as from time to time amended.

18.07             Covenants

                  Each of the terms and conditions of this Lease to be performed and observed by the Tenant or by the Landlord, as the case may be, is and shall be construed as a covenant of the party so required to perform and observe the same.

18.08             Consent or Approval of Landlord

                  Wherever and whenever the consent, approval or permission of the Landlord is required by the Tenant pursuant to the terms of this Lease, and unless otherwise specifically provided, the Landlord shall have the right to withhold or grant such consent, approval or permission in its sole and arbitrary discretion. Such consent, approval or permission must be in writing to be effective, and such consent, approval or permissions must be obtained prior to the taking of the action to which the same refers.

18.09             For Lease Signs

                  The Landlord shall have the right during the last six (6) months of the Term to place upon the Leased Premises, a notice of reasonable dimensions stating that the Leased Premises are for lease and the Tenant shall not obscure or remove such notice or permit the same to be obscured or removed.

18.10             The Commercial Tenancy Act

                  Each of the Landlord and the Tenant waives any and all provisions of the Commercial Tenancy Act (British Columbia) or any statute that may be substituted therefore, as from time to time amended, to the extent that the same are inconsistent with or conflict with the terms and conditions of this Lease.

18.11             No Exclusivity

                  This Lease shall not in any way be construed as giving to or conferring upon the Tenant any rights to carry on any business or undertaking in or from the Leased Premises to the exclusion of third parties in the Development.

18.12             Schedules

                  Any and all schedules attached hereto are deemed to be incorporated into and form part hereof.

18.13             Applicable Law

                  This Lease shall be governed by and construed in accordance with the laws in force in the Province of British Columbia.

18.14             Headings

                  The index and headings in this Lease are inserted for convenience of reference only and shall not affect the construction of this Lease or any provision hereof.

18.15             Tenant's Acceptance

                  The Tenant hereby accepts the Lease of the Leased Premises to be held by the Tenant, subject to the conditions, restrictions and covenants set forth herein.

18.16             Arbitration

                  If at any time the parties herein are unable within the time specified, or if no time is specified, then within a reasonable time to reach agreement on any matter which is to be settled by mutual agreement, then such matter shall be submitted and referred to a single arbitrator pursuant to the Commercial Arbitration Act of British Columbia, whose decision shall be final and binding on the parties hereto.

18.17             Severability

                  Should any provision of this Lease be unenforceable it shall be considered separate and severable from the remaining provision of this Lease, which shall remain in force and be binding as though the said provision had not been included.

                                   ARTICLE 19
                                   Definitions

                  In this Lease, the following words, phrases and expressions are used with the meanings described as follows:

19.01 "Additional Rent" for a Lease Year or portion thereof means in addition to the Basic Rent all other amounts which shall become due and payable hereunder by the Tenant to the Landlord and includes the amounts which is the aggregate of:

                  (i)      the Tenant's Proportionate Share of the HVAC Costs,

                  (ii) the Tenant's Proportionate Share of the Building Operation and Maintenance Costs,

                  (iii) the Tenant's Proportionate Share of the Development Operation and Maintenance Costs, and

                  (iv)     the Tenant's Proportionate Share of the Tax Cost.

In each case the items comprising or being deducted from the aforesaid Costs or Cost are to be allocated to such Lease Year by the Landlord in accordance with generally accepted accounting practice, provided that if the Term commences other than at the beginning of a Lease Year or ends other than at the conclusion of a Lease Year a prorate adjustment of the aforesaid costs for such Lease Year shall be made based on the length of the Term falling within such Lease Year, provided further that the Tax Cost shall, unless otherwise specifically stated in the enabling legislation giving rise thereto, be deemed to accrue equally from day to day in the calendar year to which the same related and shall, if adjustment is required as aforesaid, be adjusted on that basis and not on a straight pro rata basis as provided aforesaid.

19.02 "Area of Leased Premises" means the area of the Leased Premises measured by the Landlord's Architect following completion of the Tenant's Work or any subsequent construction by the Tenant predominately in accordance with the then current standard for floor measurement as established by the Building Owners and Managers Association (BOMA) modified in order to take into account unique characteristics of the Building such as sharing of the main floor showers and locker rooms and other Common Areas which benefit all other tenants within the Building. The Landlord shall provide the Tenant with a summary detailing calculations of the Area of Leased Premises. The Area of Leased Premises when and if it is certified by the Landlord's Architect will apply instead of the area set forth in Basic Term .O1 and Rent will be adjusted in accordance with the revised Area of Leased Premises, which adjustment will be retroactive if the certification does not occur until after the Commencement Date.

19.03 "Basic Rent" means the annual rent payable by the Tenant to the Landlord in accordance with Article 2.01 for each Year of the Term, being the amount set forth in Basic Term .02.

19.04 "Basic Term" means each of those terms defined as such at the commencement of this Lease.

19.05 "Building" means the building in which the Leased Premises are located as shown on Schedule "A" hereto.

19.06 "Building Operation and Maintenance Costs" means all of the Landlord's costs, charges and expenses for operating, maintaining, managing, repairing (excluding repairs of a structural nature), rebuilding, inspecting, insuring, supervising and administering the Building including the Common Areas and Common Facilities of the Building, if any, and includes without limiting the generality of the foregoing:

                  (a) the cost of lighting, heating, ventilating, air-conditioning and supplying water and other utilities to the Common Facilities and Common Areas, as aforesaid; cleaning and janitorial services relating to the Building; repairs and replacements to the Building other than structural repairs required to be carried out by the Landlord pursuant to Article 5.06(a) but including any changes made to the Building, unless structural in nature, required by any governmental or other agencies which regulate the operation of the Development, insurance premiums for any insurance required or permitted to be carried by the Landlord pursuant to the terms of this Lease and related only to the Building;

                  (b) and administration fee to the Landlord equal to fifteen (15%) percent of the aggregate of the aforesaid costs, charges and expenses; and

                  (c)      amortization, at rates determined by
                           the Landlord, but not to exceed the maximum permitted to the Landlord under the provisions of the Income Tax Act, Canada, from time to time or any legislation substituted therefore on the equipment and machinery employed in operating or maintaining repairing or replacing the Common Areas or the Common Facilities of the Building, if any, and a carrying cost at the rate of two (2%) percent above prime, from time to time, of the Canadian chartered bank designated by the Landlord on the undepreciated portion of the costs of such equipment and machinery;

and there shall be excluded from such costs the following:

                  (i) payments of principal and interest under any mortgage or mortgages on the Development;

                  (ii) corporate, income, profits or excess profits taxes assessed upon the income of the Landlord;

                  (iii) legal fees and disbursements incurred in enforcing the provisions of other leases of premises in the Building against other tenants or occupants;

                  (iv) cost of marketing and leasing out premises in the building including tenant inducement packages; and

                  (v) environmental remediation to the extent not caused by the Tenant or those for whom it is in law liable;

and there shall be deducted from such costs the amount of proceeds actually recovered by the Landlord from insurance and relating to damage, the cost of repair of which was included in Building Operation and Maintenance Costs.

19.07             "Commencement Date" means November 1,1996.

19.08 "Common Areas" means those areas located either in the Building or on the Lands but not in any Other Building, that are not intended for lease and designated (which designation may be changed from time to time) by the Landlord as Common Areas set aside by the Landlord for the common or joint use and benefit of the Tenant, its employees, customers and other entities in common with others entitled to the use and benefit of such areas in the manner and for the purposes established or altered pursuant to the terms of this Lease.

19.09 "Common Facilities" means the electrical, heating, ventilating, air conditioning, plumbing and drainage equipment, any music and public address systems, installations and any enclosures constructed therefor, fountains, service rooms, customer and service stairways, escalators, signs, lamps, standards, public washroom facilities and all other facilities which are provided and designated (and which designation may be changed from time to time) by the Landlord for the common or joint use and benefit of the occupants of the Development.

19.10             "Development" means the Lands, Buildings, Other
Buildings and all buildings and improvements existing on the Lands from time to time.

19.11 "Development Operation and Maintenance Costs" means all of the Landlord's costs, charges and expenses of operating, maintaining, managing, repairing, rebuilding, inspecting, insuring, supervising and administering the Development, other than the Building or any Other Building, including the Common Areas and the Common Facilities and include without limiting the generality of the foregoing:

                  (a) the cost of lighting, heating, ventilating, air-conditioning and supplying water and other utilities to the Common Areas and Common Facilities; cleaning, janitorial services, snow and ice removal, striping or repairing parking areas; supervising, policing and security; painting, planting or landscaping; operating and maintaining the garbage compaction equipment, if any; the cost of maintaining, repairing, replacing or leasing the pylon signs and public address, intercom, music, and alarm systems; repairs and replacements to the Development, business taxes, place of business taxes and other taxes levied in respect thereof or fairly attributable to the Common Areas or the Common Facilities; insurance premiums for any insurance required or permitted to be carried by the Landlord pursuant to the terms of this Lease other than for the Building or any Other Building; supplies, personnel wages and payroll expenses:

                  (b) an administration fee to the Landlord equal to fifteen (15%) percent of the aggregate of the aforesaid costs, charges and expenses; and

                  (c) amortization, at rates determined by the Landlord, but not to exceed the maximum permitted to the Landlord under the provisions of the Income Tax Act (Canada) from time to time or any legislation substituted therefor, on the equipment and machinery employed in operating, maintaining, repairing or replacing the Common Areas or the Common Facilities and a carrying cost at the rate of two (2%) percent above prime, from time to time, of the Canadian chartered bank designated by the Landlord, on the undepreciated portion of the costs of such equipment and machinery;

and there shall be excluded from such costs the following:

                  (i) payments of principal and interest under any mortgage or mortgages on the development;

                  (ii) corporate, income, profits or excess profits taxes assessed upon the income of the Landlord;

                  (iii)    Building Operation and Maintenance Costs;

                  (iv) fines, penalties or like amounts payable by the Landlord as a consequence of its breach of any of its obligations under this Lease; and

                  (v) costs of repairing damage to or destruction of tangible property which results from a failure by the Landlord to maintain the Development or any of its equipment, facilities or systems in a reasonable manner, consistent with quality management of similar buildings of similar size;

and there shall be deducted from such costs the amount of proceeds actually recovered by the Landlord from insurance and relating to damage, the cost of repair of which was included in Development Operation and Maintenance costs.

19.12 "Force Majeure" means any cause beyond the control of the either party delaying, hindering or preventing the Landlord from performing any term, covenant or act required hereunder and, without limiting the generality of the foregoing, includes lock-outs (including lock-outs decreed or recommended for its members by a recognized contractors' association of which the Landlord is a member or to which the Landlord is otherwise bound), strikes, labour disputes, inability to procure materials or services, restrictive governmental laws or regulations, fire, act of God, riots, insurrection, sabotage, rebellion and war.

19.13 "Gross Leasable Area" means the aggregate floor area (expressed in square meters or square feet), from time to time, determined by the Landlord's Architect of all premises leased to or intended to be leased to tenants and located within the area to which the measurement is being applied.

19.14             "HVAC Costs" includes with respect to the Building:

                  (a) all of the Landlord's costs, charges and expenses of operating, maintaining, managing, replacing, repairing and supervising the apparatus for heating, ventilating and air conditioning installed in the Building, from time to time, other than those part of such apparatus installed by or on behalf of the Tenant or any other tenant (the "HVAC System"); and

                  (b) an administrative fee equal to fifteen (15%) percent of the total of the costs, charges and expenses incurred by the Landlord under the preceding provision of this definition;

19.15 "Landlord's Architect" means an architect or engineer from time to time selected by the Landlord for the purpose of making any certification or determination in accordance with the terms of this Lease.

19.16             "Landlord's Work" means the work specified in Schedule
"B" hereto.

19.17 "Lands" means those lands located in the City of Richmond, in the Province of British Columbia legally described as:

                Lot 1 Parcel Identifier 012333433
                Lot 2 Parcel Identifier 012333476
                Lot 3 Parcel Identifier 012333506
                All of Section 5, Block 4 North Range 5 West and
                Section 32, Block 5 North Range 5 West
                New Westminster District Plan 79650

19.18 "Lease" means this agreement, including any and all schedules attached hereto as the same may be amended from time to time.

19.19 "Lease Year" means each calendar year in which a portion of the Term falls, provided that the Landlord, if it deems the same convenient or necessary for its accounting purposes, may, from time to time, by notice to the Tenant alter the Lease Year to any other twelve (12) month period in which a portion of the Term falls by specifying an annual date, being the first day of a calendar month, upon which a subsequent Lease Year is to commence and in such event the current Lease Year shall terminate on the day preceding the specified date.

19.20 "Lease Premises" means that portion of the Building outlined in red on Schedule "A" hereto, subject to such minor variations as may occur in the course of construction of the Building by the Landlord.

19.21 "Other Buildings" means any building or buildings existing on the Lands from time to time containing premises that are leased or intended to be leased to tenants, but excluding the Building.

19.22             "Permitted Use" means the use set forth in Basic Term .04.

19.23 "Prime rate" means the rate of interest expressed as an annual rate, at the relevant time or times, determined by the Toronto-Dominion Bank at its main branch in Vancouver, British Columbia, as a reference rate for commercial demand loans to its major commercial borrowers determined in Canadian dollars and made by such bank in Canada an adjusted from time to time.

19.24 "Real Property Taxes" means all general special, local improvement, school and other taxes, levies, rates and charges levied, assessed or imposed against the Development or any part thereof and all business taxes, assessments, rates and levies, including any corporation capital tax, levied, assessed or imposed on the Landlord in respect of the ownership or management of the Development by municipal or other governmental authority having jurisdiction, whether of a nature now or hereafter levied, assessed or imposed, together with the cost to the Landlord of contesting, appealing or negotiating the same in good faith but excluding those taxes and fees of the Tenant or other tenants referred to in Article 10.01 hereof.

19.25             "Rent" means Basic Rent and Additional Rent.

19.26             "Tax Cost" means the cost of Real Property Taxes.

19.27             "Tenant's Proportionate Share" means:

                  (a) in relation to each of Building Operation and Maintenance Costs and HVAC Costs the proportion that the Area of the Leased Premises is of the Gross Leasable Area of the Building; and

                  (b) in relation to Development Operation and Maintenance Costs, and Tax Cost, the proportion that the Area of the Leased Premises is of the Gross Leasable Area of the Development.

19.28 "Tenant's Work" has the meaning set out in Article 3.01 hereof.

19.29             "Term" means the term of the Lease, as set out in Basic
Term .04.

19.30 "Year of the Term" means each successive twelve (12) month period of the Term, the first of which commences on the Commencement Date.


                                   ARTICLE 20
                               Special Provisions

20.01             Deposit

                  The Landlord acknowledges receipt of $102,862.67 (the "Deposit") to be held without interest for application by the Landlord firstly against payment of first months' Rent, including Goods and Services Tax with the balance to be held as security for the due and proper performance by the Tenant of all of the terms, covenants and conditions of this Lease, including the payment of all Rent due hereunder. At the expiration of the Term, any portion of the Deposit that remains outstanding and unapplied by the Landlord shall be repaid by the Landlord to the Tenant within 90 days of the expiration of the Term. Notwithstanding the foregoing, if the Tenant fails to execute and deliver this Lease within 90 days of receipt from the Landlord or fails to take possession of the Leased Premises by December 1, 1996, the Landlord may, at its sole option, terminate this Lease, whereupon the Deposit shall be retained by the Landlord as liquidated damages on account of the Tenant's default and not as a penalty.

20.02             Pre-Authorized Payment Plan

                  The Tenant authorizes the Landlord to withdraw monthly Rent payments from the Tenant's account by of direct withdrawals, as may be arranged from time to time between financial institutions administering the Tenant's and the Landlord's accounts.

                  The Tenant further agrees to execute and provide whatever further documentation, account information, cancelled cheques or otherwise, which are reasonably requested by the Landlord in the administration of a pre-authorized payment procedure for monies owing or accruing due as Rent under this Lease.

20.03             Rent Abatement

                  Notwithstanding anything to the contrary herein contained, but subject to the Tenant being in occupancy and not in default, the Tenant shall not be required to pay Rent with respect to a portion of the Leased Premises, such portion being 10,000 square feet for the period commencing on the Commencement Date and ending twelve (12) months thereafter. For greater certainty, notwithstanding the partial Rent abatement set out above, the Tenant acknowledges and agrees that it shall remain responsible for the payment of Rent on the balance of the Area of Leased Premises.

20.04             Signage

                  The Landlord, at its expense, shall include the Tenant's name on the main directory in the lobby of the Building as well as on the general directory at the entrance to the Development.

                  The Tenant, at its expense, shall have the exclusive right to install two (2) backlit sign upon the raised facia panel at the Building parapet, location to be mutually agreed to by both parties, on either side of the Building visible from Highway 91 and Commerce Parkway. The Tenant acknowledges that any approved signage shall consist of individual letters or logos and no illuminated sign boxes shall be permitted for installation.

20.05             Right of Second Refusal

                  The Tenant, when in occupancy and not then in default hereunder, shall have an ongoing right of second refusal subject to Macdonald Dettwiler and Associates Ltd. waiving its existing right of first refusal to lease all of the space set out below (the "Additional Space") on the terms and conditions and in the manner as follows:

                  (a) The Landlord shall give notice in writing to the Tenant if the Additional Space is available for leasing, which notice shall set out:

                           (i)      the Additional Space;

                           (ii)     the Basic Rent payable;

                           (iii)    the Term;

                           (iv)     the inducements.

                  (b) Upon such notice being given, the Tenant shall have seven (7) calendar days within which to agree in writing to lease the Additional Space upon terms set out in the said notice and, failing such agreement, the Landlord may lease the same to any third party at an effective rent considering inducements equal to or greater than that offered to the Tenant and this right of second refusal shall cease.

                  (c) Unless otherwise specified in the notice, the terms of any lease entered into pursuant to this paragraph shall be the same as herein contained, save for the premises leased, Rent, any Landlord Work (or other inducements) and any further rights of second refusal.

                  (d) The provisions hereof shall not apply to any portion of the Additional Space occupied by an existing tenant, whether pursuant to a lease renewal or extension agreement, overholding, or otherwise, it being understood and agreed that the Tenant shall only have a right of refusal to lease those portions of the Additional Space which have become vacant and available for lease by the Landlord.

                  (e) The Additional Space referred to herein shall be any vacant space or space available for lease by the Landlord on the main floor of the Building contiguous to the Leased Premises.

20.06             Expansion Option

                  The Tenant shall be granted a one (1) time option to expand into approximately five thousand (5,000) rentable square feet of space on the second floor of the Building (the "Expansion Space"). This option is subordinate to Hewlett-Packard (Canada) Ltd.'s option on the Expansion Space which option is to be exercised on or before January 31,1997 and is also subordinate to the existing and continuing rights of refusal to the Expansion Space by Macdonald, Dettwiler and Associates Ltd.

                  In the event this option to expand is exercised, the Expansion Space shall form part of the Leased Premises and terms of such Expansion
Space shall be on the same terms as are then applicable for that portion of the Leased Premises being 10,000 square feet, including the Allowance and timing of Basic Rent payable.

20.07    Tenant Improvement Allowance

         Provided the Tenant is not in default, the Landlord shall provide the Tenant with an improvement allowance (the "Allowance") which shall be solely applied to fixturing and modifying the Leased Premises. The Allowance is payable in two (2) instalments as follows.

         The first instalment (the "First Instalment") is equal to the sum of $25.00 per square foot of the Area of the Leased Premises being approximately 31,200 square feet plus applicable Goods and Services Tax. The First Instalment is payable by the Landlord to the Tenant after provision of satisfactory evidence of payment of all of the Tenant's contractors in full by the Tenant including but not limited to a statutory declaration that all fees and payments resulting from the modification and fixturing of the Leased Premises have been made and provided this Lease has been fully executed and the Tenant has fully occupied the Leased Premises and commenced business operations therein.

         The second instalment (the "Second Instalment") is equal to the sum of $20.00 per square foot of the Area of the Leased Premises being 10,000 square feet plus applicable Goods and Services Tax. The Second Instalment is payable by the Landlord to the Tenant on or after September 1, 1997 and provided the Landlord receives satisfactory evidence of payment of all of the Tenant's contractors in full by the Tenant including but not limited to a statutory declaration that all fees and payments resulting from the modification and fixturing of the Leased Premises have been made and provided this Lease has been fully executed and the Tenant has fully occupied the Leased Premises and commenced business operations therein.

         All modifications to the Leased Premises are to the Tenant's account and are subject to the Landlord's prior written approval. It is understood that the Landlord's contractor shall be utilized for all changes to the mechanical, electrical and life safety systems. All design and consultants' fees and permits are to the Tenant's account.

         The Tenant shall spend a minimum of $17.00 per square foot of the Area of Leased Premises of the Allowance on the fixturing and modifying of the Leased Premises.

         It is understood and agreed that the Allowance shall not be applied towards items such as office furnishings, system furniture, indoor plants, and office and communications equipment.

20.8     Extension of Term

         (a)   If:

               (i)   the Tenant is not then in material default during the Term;
                     and

               (ii) the Tenant gives the Landlord not less than six (6) months' written notice and not more than eighteen (18) months' prior to the expiry of the initial Term, of its intention to extend the Term;

               then the Tenant will have the right to extend the Term upon the expiry of the initial Term for a further period of three (3) years (the "First Extended Term") upon the same terms and conditions as are set out in this Lease, except that:

               (iii) there will be no further right to extend the Term except as provided in subparagraph (b) hereunder;

               (iv)  any Allowance, shall not apply to the First Extended Term;

               (v) the Basic Rent payable by the Tenant during the First Extended Term shall be negotiated and agreed upon between the parties prior to the commencement of the First Extended Term based on the prevailing fair market Basic Rent at the commencement of the First Extended Term for similarly improved premises of similar size, quality, use and location in office buildings of a similar size, quality and location in Richmond, British Columbia Failing such agreement, then within two (2) months prior to the commencement of the First Extended Term, Basic Rent shall be determined by arbitration under the provisions of the Commercial Arbitration Act (British Columbia) and in accordance with this Article 20.08.

     (b) Provided the Tenant has, pursuant to subparagraph (a) above, validly exercised its option to extend the Term for the First Extended Term, and if:

          (i) the Tenant is not then in material default during the First Extended Term; and

          (ii) the Tenant gives the Landlord not less than six (6) months' written notice and not more than eighteen (18) months' prior to the expiry of the First Extended Term, of its intention to further extend the Term;

          then the Tenant will have the right to extend the Term upon the expiry of the First Extended Term for a further period of three (3) years (the "Second Extended Term") upon the same terms and conditions as are set out in the Lease, except that:

          (iii)  there will be no further right to extend the Term;

          (iv)   any Allowance, shall not apply to the Second Extended Term;

          (v) the Basic Rent payable by the Tenant during the Second Extended Term shall be negotiated and agreed upon between the parties prior to the commencement of the Second Extended Term based on the prevailing fair market Basic Rent at the commencement of the Second Extended Term for similarly improved premises of similar size, quality, use and location in office buildings of a similar size, quality and location in Richmond, British Columbia Failing such agreement, then within two (2) months prior to the commencement of the Second Extended Term, Basic Rent shall be determined by arbitration under the provisions of the Commercial Arbitration Act (British Columbia) and in accordance with this Article 20.08.

          If the Tenant fails to exercise the forgoing options to extend the Term in accordance with this Article 20.08, or if the other conditions set out in this Article 20.08 are not satisfied, these options to extend shall be null and void.

     IN WITNESS WHEREOF the parties hereto have executed this agreement by their respective duly authorized officers in that behalf, as of the day and year first above written.

BENTALL PROPERTIES LTD.

Per: /s/ [ILLEGIBLE]
-------------------------------------
Authorized Signatory


Per: /s/ [ILLEGIBLE]
-------------------------------------
Authorized Signatory


THE CORPORATE SEAL of
WESTMINSTER MANAGEMENT CORPORATION
was hereunto affixed in the presence of:

/s/ [ILLEGIBLE]
-------------------------------------
Authorized Signatory


/s/ M. Brightman
-------------------------------------
Authorized Signatory


THE CORPORATE SEAL of
BROOKS AUTOMATION (CANADA) CORP.
was hereunto affixed in the presence of:


/s/ [ILLEGIBLE]
-------------------------------------
Authorized Signatory


/s/ Rose M. Vallee
-------------------------------------
Authorized Signatory